Exhibit 10.14

AMENDED AND RESTATED

PRIVATE PLACEMENT AGREEMENT

This PRIVATE PLACEMENT AGREEMENT (this “Agreement”) is made as of the 15th day of February 2022, by and among Signal Hill Acquisition Corporation, a Delaware corporation (the “Company”), Signal Hill Sponsor LLC (the “Sponsor”), and B. Riley Securities, Inc. (the “Subscriber”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Unit”, and the offering the “IPO”), each unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (each, a “Share”), and one-half of one warrant, each whole warrant exercisable to purchase one Share (“Warrant”) as set forth in the Company’s registration statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”), File Number 333-262042 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Sponsor and certain holders of the Company’s Class B common stock, par value $0.0001 per share the “Initial Stockholders”) has agreed to purchase an aggregate of 6,000,000 redeemable warrants (and have the option to purchase up to an additional 600,000 warrants if the over-allotment option in connection with the IPO is exercised in full) (the “Private Placement Warrant”) at a price of $1.00 per Private Placement Warrant, with each Private Placement Warrant being at a price of $11.50 per Share; and

WHEREAS, the Subscriber wishes to purchase up to 600,000 Private Placement Warrants (the “Securities”) at a price of $1.00 Private Placement Warrant in the event that: (i) the Initial Stockholders have paid in full for 6,000,000 Private Placement Warrants, (ii) the underwriters of the IPO exercise their over-allotment option, and (iii) the Sponsor elects not to purchase such additional Private Placement Warrants in connection with the underwriters’ exercise of their over-allotment option, and the Company wishes to accept such subscription from the subscriber on a private placement basis (the “Offering”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agree as follows:

1. Agreement to Subscribe

1.1. Purchase and Issuance of the Securities. Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Closing Date (as defined below) the Securities in consideration of the payment of the Purchase Price (as defined below). On the Closing Date, the Company shall, at its option, deliver to the Subscriber the certificates representing the Securities purchased or effect such delivery in book-entry form.

1.2. Purchase Price. As payment in full for the Securities being purchased under this Agreement, the Subscriber shall pay the purchase price of the product of (A) number of Private Placement Warrants to be purchased by the Subscriber and (B) $1.00 (the “Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Company or to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“CST”), on or prior to the Closing Date.

1.3. Closing. The closing of the purchase and sale of the Securities shall take place simultaneously with the closing of the exercise of over-allotment option by the underwriters in connection with the IPO (the “Closing Date”). The closing of the purchase and sale of the Securities shall take place at the offices of McDermott Will & Emery, One Vanderbilt Avenue, New York, New York, 10017, or such other place as may be agreed upon by the parties hereto.

1.4 Conditions to Closing. The obligation of the Subscriber to purchase and pay for the Securities as provided herein shall be subject to the satisfaction of the conditions set forth in Section 6 of the Underwriting Agreement, dated as of the date hereof, by and between the Company and the Subscriber, as representative of the underwriters named therein (the “Underwriting Agreement”).

1.5 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if (A) the Initial Stockholders do not purchase an aggregate of 6,000,000 Private Placement Warrants prior to the underwriters of the IPO exercise of their over-allotment option, (B) if the underwriters elect not to exercise the over-allotment option in connection therewith, or (C) the Sponsor elects to purchase the additional Private Placement Warrants (along with the Initial Stockholders) to the fullest extent in the event of underwriters of the IPO exercise the over-allotment option in connection therewith.

2. Representations and Warranties of Subscriber

Subscriber represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering.

2.2. Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. Subscriber is purchasing the Securities solely for investment purposes, for Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof.

2.4. Restrictions on Transfer. Subscriber acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 7 hereof. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the one year anniversary following consummation of the initial business combination (the “Business Combination”) of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(i) Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (b) Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by the Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly Subscriber may suffer a loss of a portion or all of its investment in the Securities. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

(iii) Subscriber has made its own, independent investigation of the Company as it relates to an investment in the Securities, and has not relied upon any information or representations made by third parties. Subscriber has had an opportunity to ask questions of, and receive answers, from the Company’s officers and directors concerning the Company, the Securities, the terms and conditions of this offering of Securities, and has had full access to such other information concerning the Company as Subscriber has requested. Subscriber confirms that all documents it has requested have been made available and that Subscriber has been supplied with all additional information concerning this investment which Subscriber has requested.

2.6. Organization and Authority. Subscriber is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.7. Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.8. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber’s charter documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject.

2.9. No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on its counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.10. Reliance on Representations and Warranties. The Subscriber understands the Units are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.11. No General Solicitation. Subscriber is not subscribing for the Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the SEC.

2.12. Legend. Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3. Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, Subscriber that:

3.1 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain warrant agreement to be entered into between the Company and CST, as warrant agent (the “Warrant Agreement”), each of the Private Placement Warrant (after issuance) will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, Subscriber will have or receive good title to the Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and (ii) transfer restrictions under federal and state securities laws.

3.2. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.3. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.4. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Private Placement Warrants in accordance with the terms hereof.

4. Legends

4.1. Legend. The Company will issue the Private Placement Warrants, purchased by the Subscriber in the name of the Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO A PRIVATE PLACEMENT AGREEMENT BETWEEN SIGNAL HILL ACQUISITION CORPORATION AND B. RILEY SECURITIES, INC. AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE UNIT SUBSCRIPTION AGREEMENT.”

4.2. Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act, and (ii) in compliance herewith.

4.4 Registration Rights. The Subscriber will be entitled to certain registration rights which will be governed by a registration and shareholder rights agreement (“Registration Rights Agreement”) to be entered into between, among others, the Subscriber and the Company, on or prior to the effective date of the Registration Statement. Pursuant to the Registration Rights Agreement, the Subscriber may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years, respectively, after the effective date of the Registration Statement and may not exercise its demand rights on more than one occasion.

5. Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of Shares sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination, or (iv) in connection with a shareholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity. In the event Subscriber purchases Units or Shares in the IPO or in the aftermarket, any additional Shares so purchased shall be eligible to receive the redemption value of such Shares upon the same terms offered to all other purchasers of Units in the IPO or Units or Shares in the aftermarket in the event the Company fails to consummate the Business Combination.

6. Terms of Private Placement Warrants. Each Private Placement Warrant shall have the terms set forth in the Warrant Agreement.

7. Lock-Up Period.

7.1. The Subscriber agrees that it shall not Transfer any Securities until 30 days following the consummation of the Business Combination; provided, however, that Transfers of Securities are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of Subscriber or to any member(s) of Subscriber or any of their affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of the Business Combination; (g) by virtue of the laws of the state of incorporation or formation of Subscriber or Subscriber’s limited liability company agreement upon dissolution of Subscriber or (h) in the event of the Company’s liquidation, merger, share exchange, asset acquisition, share purchase, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Shares for cash, securities or other property subsequent to the Business Combination; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the Transfer restrictions herein.

7.2. For purposes of Section 7.1, the term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

7.3 In addition to the restrictions on transfer described in Section 7.1, Subscriber acknowledges and agrees that the Securities and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2). Additionally, the Securities and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of any Subscriber and any such participating underwriter or selected dealer. Additionally, the Securities and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO.

8. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state, without regard to conflicts of law principles thereof. Any suit brought by either party shall be brought in the state or federal courts sitting in New York County in the State of New York. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

9. Assignment; Entire Agreement; Amendment

9.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person without the prior written consent of the other party, other than by Subscriber to a person agreeing to be bound by the terms hereof, including the transfer restrictions contained in Section 7 hereof.

9.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties relating to the Securities and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

9.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

9.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

10. Notices

10.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the shareholder.

11. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12. Survival; Severability

12.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Date.

12.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

13. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

SIGNAL HILL ACQUISITION CORPORATION

By:	/s/ Grainne Coen
Name: Grainne Coen
Title: Chief Financial Officer

SPONSOR:

SIGNAL HILL SPONSOR LLC

By:	/s/ Paul Roberts
Name: Paul Roberts
Title: Managing Member

SUBSCRIBER:

B RILEY SECURITIES, INC.

By:	/s/ Jimmy Baker
Name: Jimmy Baker
Title: President and Head of Capital Markets